Exhibit 99.1

Sonida Senior Living, Inc. Announces First Quarter 2023 Results

DALLAS, Texas – May 11, 2023 – Sonida Senior Living, Inc. (the “Company,” “we,” “our,” or “us”) (NYSE: SNDA) announced results for the first quarter ended March 31, 2023.

“The combination of strong and stable leadership across our operating platform, productive discussions and progress with our lending partners and recent significant margin expansion, position the Company for continued growth in 2023 and beyond,” said Brandon Ribar, President, and CEO. “We believe our continued success lies in our focus on three key areas—driving NOI growth in the existing portfolio, strengthening the balance sheet and participating as an active acquirer in the market.”

Highlights
•Weighted average occupancy for the Company’s owned portfolio of 62 communities increased 220 basis points to 84.0% year-over-year vs. Q1 2022, and increased 10 basis points sequentially vs. Q4 2022.
•Resident revenue increased 11.4% year-over-year, and increased 7.4% when excluding $2.0 million and $0.7 million of state grant revenue received in Q1 2023 and Q1 2022, respectively.
•Net income attributable to common stockholders was $19.8 million (which includes a $36.3 million gain on debt extinguishment), with a net income margin of 31.8% in Q1 2023 as compared to a net loss margin of 30.5% in Q1 2022.
•Adjusted EBITDA, a non-GAAP measure, was $7.8 million for Q1 2023, an increase of 109.1% year-over-year and 69.1% in sequential quarters.
•Results for the Company’s same-store, owned portfolio (“same-store”) of 60 communities:
◦Q1 2023 vs. Q1 2022:
▪Revenue Per Available Unit (“RevPAR”) increased 11.4%.
▪Revenue Per Occupied Unit (“RevPOR”) increased 8.9% to $3,966.
▪Community Net Operating Income, a non-GAAP measure, increased $3.3 million. Adjusted Community Net Operating Income, a non-GAAP measure, which excludes $2.0 million and $0.7 million of state grant revenue received in Q1 2023 and Q1 2022, respectively, was $11.4 million and $9.5 million for Q1 2023 and Q1 2022, respectively.
▪Community Net Operating Income Margin and Adjusted Community Net Operating Income Margin (non-GAAP measures adjusted for non-recurring state grant revenue) were 24.1% and 21.2% for Q1 2023, respectively and 20.2% and 19.1% for Q1 2022, respectively.
◦Q1 2023 vs. Q4 2022:
▪RevPAR increased 6.5%.
▪RevPOR increased 6.5% to $3,966.
▪Community Net Operating Income increased $2.8 million. Adjusted Community Net Operating Income, excluding $2.0 million of state grant revenue received in Q1 2023, was $11.4 million and $10.7 million for Q1 2023 and Q4 2022, respectively.
▪Community Net Operating Income Margin and Adjusted Community Net Operating Income Margin (adjusted for non-recurring state grant revenue) were 24.1% and 21.2% for Q1 2023, respectively, and 20.3% and 20.3% for Q4 2022, respectively.

SONIDA SENIOR LIVING, INC.
SUMMARY OF CONSOLIDATED FINANCIAL RESULTS
FIRST QUARTER ENDED MARCH 31, 2023
(in thousands)

	Quarters Ended March 31,		Quarter ended December 31,
	2023	2022	2022
Consolidated results
Resident revenue	$56,606	$50,834	$53,388
Management fees	505	628	523
Operating expenses	43,808	41,929	45,073
General and administrative expenses	7,063	8,273	6,723
Gain (loss) on extinguishment of debt	36,339	(641)	—
Long-lived asset impairment	—	—	1,588
Income (loss) before provision for income taxes	24,214	(16,424)	(16,742)
Net income (loss)	24,145	(16,678)	(16,574)
Adjusted EBITDA (1)	7,794	3,727	4,609
Net cash provided by (used in) operating activities	3,249	(690)	(5,481)
Adjusted CFFO (1)	(40)	(4,160)	(3,060)
Same-Store Results
Resident revenue (2)	56,010	50,497	52,826
Community net operating income (NOI) (1)	13,471	10,188	10,720
Community net operating income margin (1)	24.1%	20.2%	20.3%
Weighted average occupancy (3)	84.2%	82.3%	84.2%
(1) Adjusted EBITDA, Community Net Operating Income, Community Net Operating Income Margin, and Adjusted CFFO are financial measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). See “Reconciliations of Non-GAAP Financial Measures” for the Company's definition of such measures, reconciliations to the most comparable GAAP financial measures, and other information regarding the use of the Company's non-GAAP financial measures.
(2) Same-store resident revenue excludes $0.6 million, $0.3 million, and $0.6 million for the quarters ended March 31, 2023, March 31, 2022, and December 31, 2022, respectively, related to the revenues earned in the operations of the two Indiana senior living communities acquired by the Company in February 2022.
(3) Weighted average occupancy for all periods presented excludes the operations of the two Indiana senior living communities acquired by the Company in February 2022.

Results of Operations
Three months ended March 31, 2023 as compared to three months ended March 31, 2022
Revenues
Resident revenue for the three months ended March 31, 2023 was $56.6 million as compared to $50.8 million for the three months ended March 31, 2022, an increase of $5.8 million, or 11.4%. The increase in revenue was primarily due to increased occupancy, increased average rent rates, and the acquisition of two communities in Q1 2022.
Management fee revenue for the three months ended March 31, 2023 decreased by $0.1 million as compared to the three months ended March 31, 2022, primarily as a result of managing fewer communities in Q1 2023 versus Q1 2022.
Expenses
Operating expenses for the three months ended March 31, 2023 were $43.8 million as compared to $41.9 million for the three months ended March 31, 2022, an increase of $1.9 million. The increase is primarily due to a $1.3 million increase in labor and employee-related expenses and a $0.6 million increase in utility costs.
General and administrative expenses for the three months ended March 31, 2023 were $7.1 million as compared to $8.3 million for the three months ended March 31, 2022, representing a decrease of $1.2 million. This decrease is primarily due to a $0.9 million decrease in stock-based compensation expense from the prior year quarter due to forfeiture credits in connection with executive personnel changes in 2022, and a $0.3 million net decrease in recurring corporate expenses.
Gain on extinguishment of debt was $36.3 million for the three months ended March 31, 2023. The gain related to the derecognition of notes payable and liabilities as a result of the transition of legal ownership of two communities to Fannie Mae, the holder of the related non-recourse debt.
The Company reported a net income of $24.1 million for the three months ended March 31, 2023, compared to net loss of $16.7 million for the three months ended March 31, 2022. A major factor impacting the comparison of net income for the three months ended March 31, 2023 and March 31, 2022 includes a gain on extinguishment of debt of $36.3 million in 2023.
Adjusted EBITDA for the three months ended March 31, 2023 was $7.8 million compared to $3.7 million for the three months ended March 31, 2022. Adjusted EBITDA excluding COVID-19 expenses was $7.8 million for the three months ended March 31, 2023, compared to $3.9 million for the three months ended March 31, 2022. See “Reconciliation of Non-GAAP Financial Measures” below.
Three months ended March 31, 2023 as compared to three months ended December 31, 2022
Revenues
Resident revenue for the three months ended March 31, 2023 was $56.6 million as compared to $53.4 million for the three months ended December 31, 2022, representing an increase of $3.2 million, or 6.0%. Excluding $2.0 million in state grant revenue received in Q1 2023, resident revenue increased $1.2 million, or 2.2%. The increase in revenue was primarily due to increased occupancy and increased average rent rates.
Management fee revenue for the three months ended March 31, 2023 and December 31, 2022 was $0.5 million.
Expenses
Operating expenses for the three months ended March 31, 2023 were $43.8 million as compared to $45.1 million for the three months ended December 31, 2022, a decrease of $1.3 million. The decrease is primarily due to a $0.2 million decrease in labor costs, a $0.5 million decrease in food costs, a $0.2 million decrease in supplies costs, and a $0.4 decrease in other expenses.
General and administrative expenses for the three months ended March 31, 2023 were $7.1 million as compared to $6.7 million for the three months ended December 31, 2022, an increase of $0.4 million. This increase is primarily as a result of increased employee costs.
Gain on extinguishment of debt was $36.3 million for the three months ended March 31, 2023, as discussed above.
Long-lived asset impairment charge of $1.6 million for the quarter ended December 31, 2022 related to a commitment to sell a community at an agreed-upon selling price below the carrying amount.
The Company reported a net income of $24.1 million for the three months ended March 31, 2023 compared to a net loss of $16.6 million for the three months ended December 31, 2022. A major factor impacting the comparison of net income for the three months ended March 31, 2023 and December 31, 2022 is the $36.3 million of gain on extinguishment of debt during Q1 2023.
Adjusted EBITDA for the three months ended March 31, 2023 was $7.8 million compared to $4.6 million for the three months ended December 31, 2022. Adjusted EBITDA excluding COVID-19 expenses was $7.8 million for the three months ended March 31, 2023 compared to $4.7 million for the three months ended December 31, 2022. See “Reconciliation of Non-GAAP Financial Measures” below.

Significant Transactions for the Three Months Ended March 31, 2023
Foreclosure Proceedings on Fannie Mae Loans
On January 11, 2023, the Company received notice that the foreclosure sales conducted by Fannie Mae had successfully transitioned the remaining two properties to new owners. This event relieved the Company of the existing Fannie Mae debt relating to the two properties. Accordingly, the Company recognized a total of $36.3 million for the gain on debt extinguishments for the quarter ended March 31, 2023. With the transition of these two properties, the 18 total Fannie Mae properties’ foreclosure that commenced in 2020 was completed.
Protective Life Insurance Company Non-recourse Mortgages
During the first quarter of 2023, the Company elected to not make principal and interest payments due under certain non-recourse mortgage loan agreements with an aggregate outstanding principal amount of $69.8 million for four communities as of March 31, 2023. Therefore, the Company is in default on these loans, and has presented the total amount due as current notes payable on the condensed consolidated balance sheet. The Company is currently engaged in discussions with Protective Life Insurance Company, the lender of such debt, in order to resolve this matter.
Liquidity and Capital Resources
Cash flows
The table below presents a summary of the Company’s net cash provided by (used in) operating, investing, and financing activities (in thousands):

	Three months ended March 31,
	2023	2022
Net cash provided by (used in) operating activities	$3,249	$(690)
Net cash used in investing activities	(5,086)	(17,924)
Net cash used in financing activities	(3,759)	(13,434)
Decrease in cash and cash equivalents	$(5,596)	$(32,048)
In addition to $13.0 million of unrestricted cash balances on hand as of March 31, 2023, our principal sources of liquidity are expected to be cash flows from operations, COVID-19 or related relief grants from various state agencies, proceeds from debt refinancings or loan modifications, and/or proceeds from the sale of owned assets. In March 2022, the Company completed the refinancing of certain existing mortgage debt on 10 properties, which was amended in December 2022 to include two additional properties.
The Company has implemented plans, which include strategic and cash-preservation initiatives, designed to provide the Company with adequate liquidity to meet its obligations for at least the 12-month period following the date its first quarter 2023 financial statements are issued. While the Company’s plans are designed to provide it with adequate liquidity to meet its obligations for at least the 12-month period following the date its financial statements are issued, the remediation plan is dependent on conditions and matters that may be outside of the Company’s control, and no assurance can be given that certain options will be available on terms acceptable to the Company, or at all. If the Company is unable to successfully execute all of the planned initiatives or if the plan does not fully mitigate the Company’s liquidity challenges, the Company’s operating plans and resulting cash flows along with its cash and cash equivalents and other sources of liquidity may not be sufficient to fund operations for the 12-month period following the date the financial statements are issued.
The Company, from time to time, considers and evaluates financial and capital raising transactions related to its portfolio, including debt refinancings, purchases and sales of assets and other transactions. There can be no assurances that the Company will continue to generate cash flows at or above current levels, or that the Company will be able to obtain the capital necessary to meet the Company’s short and long-term capital requirements.
Recent changes in the current economic environment, and other future changes, could result in decreases in the fair value of assets, slowing of transactions, and the tightening of liquidity and credit markets. These impacts could make securing debt or refinancings for the Company or buyers of the Company’s properties more difficult or on terms not acceptable to the Company. The Company’s actual liquidity and capital funding requirements depend on numerous factors, including its operating results, its capital expenditures for community investment, and general economic conditions, as well as other factors described in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 30, 2023.
Conference Call Information
The Company will host a conference call with senior management to discuss the Company’s financial results for the three months ended March 31, 2023, on Thursday May 11, 2023, at 12:30 p.m. Eastern Time. To participate, dial 877-407-0989 (no passcode required). A link to the simultaneous webcast of the teleconference will be available at: https://www.webcast-eqs.com/register/sonidaseniorliving_q12023_en/en.
For the convenience of the Company’s shareholders and the public, the conference call will be recorded and available for replay starting May 12, 2023 through May 26, 2023. To access the conference call replay, call 877-660-6853, passcode 13738670. A transcript of the call will be posted in the Investor Relations section of the Company’s website.
About the Company

Dallas-based Sonida Senior Living, Inc. is a leading owner-operator of independent living, assisted living and memory care communities and services for senior adults. As of March 31, 2023, the Company operated 72 communities, with capacity for approximately 8,000 residents across 18 states, which provide comfortable, safe, affordable environment where residents can form friendships, enjoy new experiences and receive personalized care from dedicated team members who treat them like family. For more information, visit www.sonidaseniorliving.com or connect with the Company on Facebook, Twitter or LinkedIn.
Definitions of RevPAR and RevPOR
RevPAR, or average monthly revenue per available unit, is defined by the Company as resident revenue for the period, divided by the weighted average number of available units in the corresponding portfolio for the period, divided by the number of months in the period.
RevPOR, or average monthly revenue per occupied unit, is defined by the Company as resident revenue for the period, divided by the weighted average number of occupied units in the corresponding portfolio for the period, divided by the number of months in the period.

Safe Harbor
This release contains forward-looking statements which are subject to certain risks and uncertainties that could cause our actual results and financial condition of Sonida Senior Living, Inc. (the “Company,” “we,” “our” or “us”) to differ materially from those indicated in the forward-looking statements, including, among others, the risks, uncertainties and factors set forth under “Item. 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2023, and also include the following: the impact of COVID-19, including the actions taken to prevent or contain the spread of COVID-19, the transmission of its highly contagious variants and sub-lineages and the development and availability of vaccinations and other related treatments, or another epidemic, pandemic or other health crisis; the Company’s ability to generate sufficient cash flows from operations, additional proceeds from debt financings or refinancings, and proceeds from the sale of assets to satisfy its short- and long-term debt obligations and to make capital improvements to the Company’s communities; increases in market interest rates that increase the cost of certain of our debt obligations; increased competition for, or a shortage of, skilled workers, including due to the COVID-19 pandemic or general labor market conditions, along with wage pressures resulting from such increased competition, low unemployment levels, use of contract labor, minimum wage increases and/or changes in overtime laws; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures; the Company’s compliance with its debt agreements, including certain financial covenants and the risk of cross-default in the event such non-compliance occurs; the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all; the risk of oversupply and increased competition in the markets which the Company operates; the Company’s ability to improve and maintain controls over financial reporting and remediate the identified material weakness discussed in its recent Quarterly and Annual Reports filed with the SEC; the departure of the Company’s key officers and personnel; the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes; risks associated with current global economic conditions and general economic factors such as inflation, the consumer price index, commodity costs, fuel and other energy costs, competition in the labor market, costs of salaries, wages, benefits, and insurance, interest rates, and tax rates; and changes in accounting principles and interpretations.
For information about Sonida Senior Living, visit www.sonidaseniorliving.com
Investor Contact: Kevin J. Detz, Chief Financial Officer, at 972-308-8343
Press Contact: media@sonidaliving.com.

Sonida Senior Living, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2023	2022
Revenues:
Resident revenue	$56,606	$50,834
Management fees	505	628
Managed community reimbursement revenue	4,962	7,022
Total revenues	62,073	58,484
Expenses:
Operating expense	43,808	41,929
General and administrative expense	7,063	8,273
Depreciation and amortization expense	9,881	9,578
Managed community reimbursement expense	4,962	7,022
Total expenses	65,714	66,802
Other income (expense):
Interest income	194	1
Interest expense	(8,867)	(7,603)
Gain (loss) on extinguishment of debt, net	36,339	(641)
Gain on sale of assets, net	251	—
Other income (expense), net	(62)	137
Income (loss) before provision for income taxes	24,214	(16,424)
Provision for income taxes	(69)	(254)
Net income (loss)	24,145	(16,678)
Dividends on Series A convertible preferred stock	(1,198)	(1,133)
Undistributed net income allocated to participating securities	(3,182)	—
Net income (loss) attributable to common stockholders	$19,765	$(17,811)

Weighted average common shares outstanding — basic	6,855	6,341
Weighted average common shares outstanding — diluted	7,168	6,341

Basic net income (loss) per common share	$2.88	$(2.81)
Diluted net income (loss) per common share	$2.76	$(2.81)

Sonida Senior Living, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except per share amounts)

	March 31, 2023	December 31, 2022

Assets
Current assets:
Cash and cash equivalents	$12,972	$16,913
Restricted cash	12,174	13,829
Accounts receivable, net	5,924	6,114
Prepaid expenses and other	2,940	4,099
Total current assets	36,141	43,566
Property and equipment, net	610,945	615,754
Other assets, net	1,611	1,948
Total assets	$648,697	$661,268
Liabilities and Equity
Current liabilities:
Accounts payable	$9,246	$7,272
Accrued expenses	31,857	36,944
Current portion of notes payable, net of deferred loan costs	81,151	46,029
Current portion of deferred income	3,857	3,419
Federal and state income taxes payable	260	—
Other current liabilities	640	653
Total current liabilities	127,011	94,317
Notes payable, net of deferred loan costs and current portion	554,723	625,002
Other liabilities	95	113
Total liabilities	681,829	719,432
Commitments and contingencies
Redeemable preferred stock:
Series A convertible preferred stock, $0.01 par value; 41 shares authorized, 41 shares issued and outstanding as of March 31, 2023 and December 31, 2022	44,748	43,550
Shareholders’ deficit:
Authorized shares - 15,000 as of March 31, 2023 and December 31, 2022; none issued or outstanding, except Series A convertible preferred stock as noted above	—	—
Authorized shares - 15,000 as of March 31, 2023 and December 31, 2022; 6,942 and 6,670 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	69	67
Additional paid-in capital	294,964	295,277
Retained deficit	(372,913)	(397,058)
Total shareholders’ deficit	(77,880)	(101,714)
Total liabilities, redeemable preferred stock and shareholders’ deficit	$648,697	$661,268

Sonida Senior Living, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$24,145	$(16,678)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	9,881	9,578
Amortization of deferred loan costs	366	244
Gain on sale of assets, net	(251)	—
Unrealized loss on interest rate cap, net	572	—
(Gain) loss on extinguishment of debt	(36,339)	641
Provision for bad debt	237	106
Non-cash stock-based compensation expense	902	1,828
Other non-cash items	(1)	(55)
Changes in operating assets and liabilities:
Accounts receivable, net	(48)	(625)
Property tax and insurance deposits	—	—
Prepaid expenses and other	1,159	1,633
Other assets, net	62	296
Accounts payable and accrued expense	1,828	1,700
Federal and state income taxes payable	260	251
Deferred income	438	365
Other current liabilities	38	26
Net cash provided by (used in) operating activities	3,249	(690)
Cash flows from investing activities:
Acquisition of new communities	—	(12,342)
Capital expenditures	(5,429)	(5,582)
Proceeds from sale of assets	343	—
Net cash used in investing activities	(5,086)	(17,924)
Cash flows from financing activities:
Proceeds from notes payable	—	80,000
Repayments of notes payable	(3,714)	(90,579)
Dividends paid to Series A preferred stockholders	—	(718)
Deferred loan costs paid	—	(2,137)
Other financing costs	(45)	—
Net cash used in financing activities	(3,759)	(13,434)
Decrease in cash and cash equivalents and restricted cash	(5,596)	(32,048)
Cash, cash equivalents, and restricted cash at beginning of period	30,742	92,876
Cash, cash equivalents, and restricted cash at end of period	$25,146	$60,828

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

This earnings release contains the financial measures (1) Same-Store Community Net Operating Income and Adjusted Community Net Operating Income, (2) Same-Store Community Net Operating Income Margin and Adjusted Community Net Operating Income Margin, (3) Adjusted EBITDA, (4) Adjusted EBITDA excluding COVID-19 impact, (5) Adjusted CFFO, (6) Revenue per Occupied Unit (RevPOR) and (7) Revenue per Available Unit (RevPAR), all of which are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Presentations of these non-GAAP financial measures are intended to aid investors in better understanding the factors and trends affecting the Company’s performance and liquidity. However, investors should not consider these non-GAAP financial measures as a substitute for financial measures determined in accordance with GAAP, including net income (loss), income (loss) from operations, or net cash provided by (used in) operating activities. Investors are cautioned that amounts presented in accordance with the Company’s definitions of these non-GAAP financial measures may not be comparable to similar measures disclosed by other companies because not all companies calculate non-GAAP measures in the same manner. Investors are urged to review the following reconciliations of these non-GAAP financial measures from the most comparable financial measures determined in accordance with GAAP.

Same-Store Community Net Operating Income and Same-Store Community Net Operating Income Margin are non-GAAP performance measures for the Company’s portfolio of 60 owned continuing communities that the Company defines as net income (loss) excluding: general and administrative expenses (inclusive of stock-based compensation expense), interest income, interest expense, other income/expense, provision for income taxes, settlement fees and expenses, revenue and operating expenses from the Company’s disposed properties; and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include depreciation and amortization expense, gain(loss) on extinguishment of debt, gain(loss) on disposition of assets, long-lived asset impairment, and loss on non-recurring settlements with third parties. The Same-Store Community Net Operating Income Margin is calculated by dividing Same-Store Community Net Operating Income by same-store community resident revenue. Same-Store Adjusted Community Net Operating Income and Same-Store Adjusted Community Net Operating Income Margin are further adjusted to exclude the impact from non-recurring state grant funds received.

The Company believes that presentation of Same-Store Community Net Operating Income, Same-Store Community Net Operating Income Margin, Adjusted Same-Store Community Net Operating Income, and Adjusted Same-Store Community Net Operating Income Margin as performance measures are useful to investors because (i) they are one of the metrics used by the Company’s management to evaluate the performance of our core portfolio of 60 owned continuing communities, to review the Company’s comparable historic and prospective core operating performance of the 60 owned continuing communities, and to make day-to-day operating decisions; (ii) they provide an assessment of operational factors that management can impact in the short-term, namely revenues and the controllable cost structure of the organization, by eliminating items related to the Company’s financing and capital structure and other items that management does not consider as part of the Company’s underlying core operating performance, and that management believes impact the comparability of performance between periods.

Same-Store Community Net Operating Income, Same-Store Net Community Operating Income Margin, Adjusted Same-Store Community Net Operating Income, and Adjusted Same-Store Community Net Operating Income Margin have material limitations as a performance measure, including: (i) excluded general and administrative expenses are necessary to operate the Company and oversee its communities; (ii) excluded interest is necessary to operate the Company’s business under its current financing and capital structure; (iii) excluded depreciation, amortization and impairment charges may represent the wear and tear and/or reduction in value of the Company’s communities, and other assets and may be indicative of future needs for capital expenditures; and (iv) the Company may incur income/expense similar to those for which adjustments are made, such as gain(loss) on debt extinguishment, gain(loss) on disposition of assets, loss on settlements, non-cash stock-based compensation expense, and transaction and other costs, and such income/expense may significantly affect the Company’s operating results.

(in thousands)	Three Months Ended March 31,		Quarter ended December 31,
	2023	2022	2022
Same-store Community Net Operating Income
Net income (loss)	$24,145	$(16,678)	$(16,574)
General and administrative expenses	7,063	8,273	6,723
Depreciation and amortization expense	9,881	9,578	9,508
Long-lived asset impairment	—	—	1,588
Interest income	(194)	(1)	(188)
Interest expense	8,867	7,603	9,297
(Gain) loss on extinguishment of debt	(36,339)	641	—
Gain on sale of assets, net	(251)	—	—
Other (income) expense	62	(137)	(1,391)
Provision for income taxes	69	254	—
Settlement fees and expenses, net (1)	404	231	294
Consolidated community net operating income	13,707	9,764	9,257
Net operating (income) loss for non same-store communities (2)	(236)	424	1,463
Same-store community net operating income	$13,471	$10,188	$10,720
Resident revenue	$56,606	$50,834	$53,388
Resident revenue for non same-store communities (3)	(596)	(337)	(562)
Same-store community resident revenue	$56,010	$50,497	$52,826
Same-store community net operating income margin	24.1%	20.2%	20.3%

COVID-19 relief funds (4)	2,037	689	—
Same-store adjusted community net operating income	$11,434	$9,499	$10,720
Same-store adjusted community net operating income margin	21.2%	19.1%	20.3%
(1) Settlement fees and expenses relate to non-recurring settlements with third parties for contract terminations, insurance claims, and related fees.
(2) Net operating income for non same-store communities relate to operating income realized in the quarters ended March 2023, March 2022, and December 2022, respectively, related to the operations of the two Indiana senior living communities acquired by the Company in February 2022.
(3) Resident revenue for non-same-store communities relates to revenues earned from the operations for the three months ended March 31, 2023 and 2022, and December 31, 2022, respectively, related to the revenues earned in the operations of the two Indiana senior living communities acquired by the Company in February 2022.
(4) COVID-19 relief revenue are grants and other funding received from third parties to aid in the COVID-19 response and includes state relief funds received.

ADJUSTED EBITDA AND ADJUSTED EBITDA EXCLUDING COVID-19 IMPACT (UNAUDITED)

Adjusted EBITDA and Adjusted EBITDA excluding COVID-19 impact are non-GAAP performance measures that the Company defines as net income (loss) excluding: depreciation and amortization expense, interest income, interest expense, other expense/income, provision for income taxes; and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include stock-based compensation expense, provision for bad debts, gain (loss) on extinguishment of debt, gain on sale of assets, long-lived asset impairment, casualty losses, and transaction and conversion costs.

The Company believes that presentation of Adjusted EBITDA and Adjusted EBITDA excluding COVID-19 impact as performance measures are useful to investors because they are one of the metrics that the Company uses because it provides an assessment of operational factors that management can impact in the short-term, namely revenues and the controllable cost structure of the organization, by eliminating items related to the Company’s financing and capital structure and other items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods.

Adjusted EBITDA and Adjusted EBITDA excluding COVID-19 impact have material limitations as a performance measure, including: (i) excluded interest is necessary to operate the Company’s business under its current financing and capital structure; (ii) excluded depreciation, amortization and impairment charges may represent the wear and tear and/or reduction in value of the Company’s communities and other assets and may be indicative of future needs for capital expenditures; and (iii) the Company may incur income/expense similar to those for which adjustments are made, such as bad debts, gain(loss) on sale of assets, or gain(loss) on debt extinguishment, non-cash stock-based compensation expense and transaction and other costs, and such income/expense may significantly affect the Company’s operating results.

(In thousands)	Three Months Ended March 31,		Quarter Ended December 31,
	2023	2022	2022
Adjusted EBITDA
Net income (loss)	$24,145	$(16,678)	$(16,574)
Depreciation and amortization expense	9,881	9,578	9,508
Stock-based compensation expense	902	1,828	848
Provision for bad debt	238	106	251
Interest income	(194)	(1)	(188)
Interest expense	8,867	7,603	9,297
Long-lived asset impairment	—	—	1,588
(Gain) loss on extinguishment of debt, net	(36,339)	641	—
Gain on sale of assets, net	(251)	—	—
Other (income) expense, net	62	(137)	(1,391)
Provision for income taxes	69	254	—
Casualty losses (1)	—	625	1,167
Transaction and conversion costs (2)	414	(92)	103
Adjusted EBITDA	$7,794	$3,727	$4,609
COVID-19 expenses (3)	33	213	56
Adjusted EBITDA excluding COVID-19 impact	$7,827	$3,940	$4,665
(1) Casualty losses relate to non-recurring insured claims for unexpected events.
(2) Transaction and conversion costs relate to legal and professional fees incurred for transactions, restructure projects, or related projects.
(3) COVID-19 expenses are expenses for supplies and personal protective equipment, testing of the Company’s residents and employees, labor and specialized disinfecting, and cleaning services.

ADJUSTED CFFO (UNAUDITED)
Adjusted Cash Flows From Operations (CFFO) is a non-GAAP liquidity measure that the Company defines as net cash provided by (used in) operating activities adjusted for COVID-19 expenses, transaction and conversion costs, other non-cash items, and changes in operating assets and liabilities.
The Company believes that presentation of Adjusted CFFO as a liquidity measure is useful to investors because it is one of the metrics used by the Company’s management for budgeting and other planning purposes, to review the Company’s historic and prospective sources of operating liquidity, and to review the Company’s ability to service its outstanding indebtedness and make capital expenditures.
Adjusted CFFO has material limitations as a liquidity measure, including: (i) it does not represent cash available for discretionary expenditures since certain non-discretionary expenditures, including mandatory debt principal payments, are not reflected in this measure; and (ii) the cash portion of non-recurring charges generally represent charges/gains that may significantly affect the Company’s liquidity limits the usefulness of the measure for short-term comparisons.
A reconciliation of Net cash provided by (used in) operating activities to Adjusted CFFO is as follows:

	Quarters ended March 31,		Quarter ended December 31,
(in thousands)	2023	2022	2022
Net cash provided by (used in) operating activities (1)	$3,249	$(690)	$(5,481)
COVID-19 expenses (2)	33	213	56
Transaction and conversion costs (3)	414	(92)	103
Other non-cash items (4)	1	55	—
Changes in operating assets and liabilities	(3,737)	(3,646)	2,262
Adjusted CFFO	$(40)	$(4,160)	$(3,060)
(1) Includes COVID-19 relief revenue and grants received from state relief funds of $2.0 million and $0.7 million for Q1 2023 and Q1 2022, respectively.
(2) COVID-19 expenses are expenses for supplies and personal protective equipment, testing of the Company’s residents and employees, labor and specialized disinfecting and cleaning services.
(3) Transaction and conversion costs relate to legal and professional fees incurred for transactions, restructure projects or related projects.
(4) Other non-cash items include operating lease expense adjustments.

SUPPLEMENTAL INFORMATION

	First Quarter
(Dollars in thousands)	2023	2022	Increase (decrease)	Fourth Quarter 2022	Sequential increase (decrease)
Selected Operating Results
I. Same-store community portfolio (1)
Number of communities	60	60	—	60	—
Unit capacity	5,592	5,616	(24)	5,619	(27)
Weighted average occupancy (2)	84.2%	82.3%	1.9%	84.2%	—%
Average monthly rent	$3,966	$3,644	$322	$3,723	$243
Same-store community net operating income	$13,471	$10,188	$3,283	$10,720	$2,751
Same-store community net operating income margin (4)	24.1%	20.2%	3.9%	20.3%	3.8%
Same-store community net operating income, net of general and administrative expenses (3)	$7,310	$3,743	$3,567	$4,627	$2,683
Same-store community net operating income margin, net of general and administrative expenses (3)	13.1%	7.4%	5.7%	8.8%	4.3%
II. Consolidated Debt Information
(Excludes insurance premium financing)
Total variable rate mortgage debt (5)	$137,453	$130,127	N/A	$137,652	N/A
Total fixed rate debt	$500,721	$543,593	N/A	$535,303	N/A
(1) Excludes two Indiana senior living communities acquired by the Company in February 2022.
(2) Weighted average occupancy represents actual days occupied divided by total number of available days during the quarter.
(3) General and administrative expenses exclude stock-based compensation expense in order to remove the fluctuation in fair value due to market volatility.
(4) Includes $2.0 million and $0.7 million of state grant revenue received in Q1 2023 and Q1 2022, respectively. Excluding the grant revenue, Q1 2023 same-store community NOI margin was 21.2%.
(5) As of March 31, 2023, the entire balance of our outstanding variable-rate debt obligations were covered by interest rate cap agreements.